Exhibit 10.4

SPROUTS FARMERS MARKET, INC.

Performance Share award Agreement

Cover Sheet

Sprouts Farmers Market, Inc., a company organized under the laws of the State of Delaware (“Company”), hereby grants an award of performance shares (“Performance Shares”) to the individual named below. The terms and conditions of the Performance Shares are set forth in this cover sheet (“Cover Sheet”), in the attached Performance Share Award Agreement (the “Agreement”) and in the Sprouts Farmers Market, Inc. 2022 Omnibus Incentive Compensation Plan (as may be amended from time to time, the “Plan”). All capitalized terms used but not defined in this Cover Sheet and the Agreement will have the meanings ascribed to such terms in the Plan.

Granted to:
Grant Date:
Number of Performance Shares:
Issuance of Shares:	.
Vesting Schedule/ Vesting Date:

By signing this Cover Sheet, you agree to all of the terms and conditions described in this Cover Sheet, in the Agreement and in the Plan. The Company has the right to rescind this award, if you do not sign and return this Cover Sheet and the attached Irrevocable Standing Order to Sell Shares within 60 days of the Grant Date.

Signature: _____________________ Date: _______________

SPROUTS FARMERS MARKET, INC.

By:

Name:

Title:

SPROUTS FARMERS MARKET, INC.

2022 OMNIBUS INCENTIVE COMPENSATION PLAN

PERFORMANCE SHARE AWARD AGREEMENT

Right to Shares

The award of Performance Shares represents your right to receive, and the Company’s obligation to issue, one Share for each Performance Share earned, based on the Company’s achievement of the performance metric(s) set forth in the Cover Sheet. The Shares issued will be subject to the vesting conditions described below. Issuance of Shares equal to the Performance Shares earned will occur as soon as practicable following the date the Committee certifies the Company’s achievement of the performance metric(s) set forth in the Cover Sheet, based on the Company’s fiscal year audited financial statements (the “Certification Date”).

Vesting

The Performance Shares issued to you will vest in accordance with the schedule set forth in the Cover Sheet.

All Performance Shares will cease vesting as of the date your employment with the Company and its affiliates (“Employer”) has terminated for any reason, except as set forth herein.

Termination; Specified Conduct

Should your employment with the Employer terminate for any reason (except for in connection with a Change in Control or due to death or Disability, in each case, as provided for below) or if you engage in Specified Conduct (as defined in Exhibit A) prior to the Certification Date, you shall forfeit all rights to receive any Performance Shares. Should your employment with the Employer terminate for any reason (except for in connection with a Change in Control or due to death or Disability, in each case, as provided for below) after the Certification Date or if you engage in Specified Conduct after the Certification Date, you shall forfeit all Performance Shares that are not then vested, and such Performance Shares shall be returned to the Company automatically and for no consideration.

Change in Control

In the event of a Change in Control, the Committee may take such actions with respect to the Performance Shares as it deems appropriate pursuant to the Plan. Absent other action by the Committee:

(A)
if there occurs a Change in Control, and this award is not continued or assumed by, or replaced with an award that has comparable terms by, the surviving corporation (or a parent or subsidiary of the surviving corporation) in accordance with the Plan, then (i) if the Change in Control occurs prior to the Certification Date, you will become vested, immediately prior to the Change in Control, in the greater of (x) the Target Number of Performance Shares, or (y) the number of Performance Shares which would have been earned based on the Company’s actual achievement of the performance metric(s) set forth in the Cover Sheet, and (ii) if the Change in Control occurs after the Certification Date, all Performance Shares that have not yet vested shall vest immediately prior to the Change in Control; and
(B)
if there occurs a Change in Control, and this award continues or is assumed by, or replaced with an award that has comparable terms by, the surviving corporation (or a parent or subsidiary of the surviving corporation) in accordance with the Plan and your employment is terminated by the Employer without Cause or by you for Good Reason, in each case within 24 months following the Change in Control, then (i) upon such termination, you will become vested in the greater of (x) the Target Number of Performance Shares, or (y) the number of Performance Shares which would have been earned based on the Company’s actual achievement of the performance metric(s) set forth in the Cover Sheet through the date of such termination, and (ii) if such termination occurs after the Certification Date, all Performance Shares that have not yet vested shall vest immediately upon such termination.

For purposes of the foregoing, this award shall not be treated as continued, assumed or replaced on comparable terms unless it is continued, assumed or replaced with substantially equivalent terms, including, without limitation, continuation, replacement or assumption of the same Company performance metrics set forth in the Cover Sheet, subject to adjustment in accordance with the Plan.

Termination due to Death or Disability

Should your employment with the Employer terminate due to death or Disability, then any unvested Performance Shares will be treated as follows:

(A)
if such termination occurs prior to the Certification Date, upon such termination you will become vested in a pro-rated number of Performance Shares that is equal to: (i) the greater of (x) the Target Number of Performance Shares, or (y) the number of Performance Shares which would have been earned based on the Company’s actual achievement of the performance metric(s) set forth in the Cover Sheet through the date of such termination, multiplied by, (ii) a fraction, the numerator of which is the number of days that elapsed between the Grant Date and the termination date, and the denominator of which is the number of days in the performance period; or
(B)
if such termination occurs on or after the Certification Date, all Performance Shares that have been deemed earned on the Certification Date but have not yet vested shall vest upon such termination.

Taxes

Unless you make an election under Section 83(b) of the Code within 30 days of the Certification Date, the value of the Performance Shares as and when they vest will be treated as wages subject to payroll withholding. The Company will satisfy the withholding obligation through a “sell to cover” whereby you irrevocably direct a securities broker approved by the Company to sell a portion of your Performance Shares that are then scheduled to vest and to deliver the sale proceeds to the Company in payment of the applicable withholding taxes. You agree to provide these directions by signing and returning the Irrevocable Standing Order to Sell Shares attached hereto, along with a signed copy of the Cover Sheet, within 60 days of the Grant Date.

The number of Shares that the broker will sell will be based on an estimate made by the broker of the Shares required to be sold to satisfy the withholding taxes. You agree that the proceeds received from the sale of Shares will be used to satisfy the withholding taxes and, accordingly, you authorize the broker to pay such proceeds to the Company for such purpose. To the extent that the proceeds obtained by such sale exceed the amount necessary to satisfy the withholding taxes, such excess proceeds shall be deposited into your brokerage account and in the event of a shortfall, additional Shares may be sold and/or cash withholding may be required from you. Any remaining Shares shall be deposited into your brokerage account.

If there is not a market in the Shares or the Company determines in its sole discretion that the sell to cover procedure is not advisable or sufficient, the Company will have the right to make other arrangements to satisfy the withholding taxes due upon the vesting of the Shares with respect to the Performance Shares, including, but not limited to, the right to deduct amounts from salary or payments of any kind otherwise due to you or withhold in Shares (by transferring Shares back to the Company), provided that the Company only withholds the amount of Shares necessary to satisfy the statutory minimum withholding amount or such other amount as permitted by the Committee. If such other arrangements are made, your Irrevocable Standing Order to Sell Shares will be voided.

You represent to the Company that, as of the date you sign the Irrevocable Standing Order to Sell Shares, you are not aware of any material nonpublic information about the Company or the Shares. You and the Company have structured this Agreement to constitute a “binding contract” relating to the sale of Shares, consistent with the affirmative defense to liability under Section 10(b) of the Exchange Act under Rule 10b5-1(c) issued under such Act.

Restrictions on Resale

By signing this Agreement, you agree not to sell any Performance Shares at a time when applicable laws, regulations or Company policies prohibit a sale.

In addition, until the Performance Shares have vested pursuant to the schedule set forth in the Cover Sheet, they may not be sold, transferred, assigned, pledged, margined, or otherwise encumbered or disposed of (except for transfers and forfeitures to the Company).

The Company’s obligation to issue Performance Shares upon the Certification Date shall be subject to applicable laws, rules and regulations and also to such approvals by governmental agencies as may be deemed appropriate to comply with relevant securities laws and regulations.

You shall deliver to the Chief Legal Officer of the Company, at the time of execution of this Agreement and/or at such other time or times as the Chief Legal Officer may request, one or more executed stock powers, authorizing the transfer of the Performance Shares to the Company upon forfeiture, and you shall take such other steps or perform such other actions as may be requested by the Chief Legal Officer to effect the transfer of any forfeited Performance Shares.

Transfer of right to receive Performance Shares

Prior to the Vesting Date as set forth on the Cover Sheet, you cannot transfer or assign your right to receive Performance Shares. For instance, you may not sell your right to Performance Shares or use such right as security for a loan. If you attempt to do any of these things, your award will immediately become invalid.

Regardless of any marital property settlement agreement, the Company or a securities broker, as applicable, is not obligated to recognize your former spouse’s interest in your right to Performance Shares in any way.

Stockholder Rights; Dividend Equivalent Rights

You, or your estate or heirs, have no rights as a stockholder of the Company in respect of Performance Shares until the Certification Date. No adjustments are made for dividends or other rights if the applicable record date occurs before Shares are issued, except as described in the Plan.

On and following the Certification Date, you shall have the rights as a stockholder, subject to the restrictions set forth in this Agreement (including, without limitation, transfer restrictions and forfeiture during the vesting period); provided that, any dividends declared with respect to the Performance Shares issued to you shall be paid only if and to the extent that such Performance Shares vest.

Applicable Law	This Agreement will be interpreted and enforced under the laws of the State of Delaware.

409A

This Agreement and the Performance Shares are intended to comply with, or be exempt from, the requirements of Section 409A of the Code, and shall in all respects be administered in accordance with Section 409A of the Code. However, neither the Company nor any Affiliate of the Company shall have any responsibility or liability if the Performance Shares are not compliant with, or exempt from, Section 409A of the Code. If the Performance Shares are subject to Section 409A of the Code, payments to be made upon a termination of employment shall only be made upon a “separation from service” under Section 409A of the Code; and each payment hereunder shall be treated as a separate payment for purposes of Section 409A of the Code. If you are a Key Employee (and any distribution with respect to the Performance Shares is to be distributed on a separation from service, such distribution shall be postponed for six months as set forth in Section 19(f)(iii) of the Plan.

The Plan and Other Agreements

The text of the Plan and any amendments thereto are incorporated in this Agreement by reference.

This Agreement, the Cover Sheet and the Plan constitute the entire understanding between you and the Company regarding the Performance Shares. Any prior agreements, commitments or negotiations concerning the Performance Shares are superseded.

By signing the Cover Sheet of this Agreement, you agree to all of the terms and conditions described above and in the Plan and evidence your acceptance of the powers of the Committee of the Board of Directors of the Company that administers the Plan.

Exhibit A

Certain Definitions

“Specified Conduct” means, if you are party to an employment agreement that contains post-termination restrictive covenants, a breach of any such covenant, or if you are not party to an employment agreement that contains post-termination restrictive covenants, your (i) unauthorized disclosure of confidential information relating to the Company or its Affiliates, (ii) engaging, directly or indirectly, as an employee, partner, consultant, director, stockholder (other than as a passive investor in not more than 5% of the shares of any publicly traded class of securities of any business), owner, or agent in any business that is competitive with the businesses conducted by the Company and its Affiliates at the time of termination of your employment, (iii) soliciting or inducing, directly or indirectly, any former, present or prospective customer or client of the Company or its Affiliates to purchase any services or products offered by the Company or its Affiliates from any Person other than the Company or its Affiliates, or (iv) hiring, directly or indirectly, any individual who was an employee of the Company or its Affiliates within the six month period prior to termination of your employment, or soliciting or inducing, directly or indirectly, any such individual to terminate his or her employment with the Company or its Affiliates.

IRREVOCABLE STANDING ORDER TO SELL SHARES

I have been granted an award in respect of Performance Shares (“Performance Shares”) by Sprouts Farmers Market, Inc. (the “Company”), which is evidenced by a performance share award agreement between me and the Company (the “Agreement,” copy attached). Provided that I remain employed by the Company on the applicable vesting date, the shares vest according to the provisions of the Agreement.

I understand that on the Certification Date (as defined in the Agreement), the Performance Shares will be deposited into my account at E*TRADE or such other broker the Company may engage at such time (the “Broker”) and that on the applicable vesting date, I will recognize taxable ordinary income as a result. Pursuant to the terms of the Agreement and as a condition of my receipt of the Shares, I understand and agree that, on the vesting date, I must sell a number of shares sufficient to satisfy all withholding taxes applicable to that ordinary income. Therefore, I hereby direct the Broker to sell, at the market price and on the vesting date (or the first business day thereafter if the vesting date should fall on a day when the market is closed), the number of Shares that the Company informs the Broker is sufficient to satisfy the applicable withholding taxes, which shall be calculated based on the closing price of the Company’s ordinary shares on the last trading day before the vesting date. I understand that the Broker will remit the proceeds to the Company for payment of the withholding taxes.

I understand and agree that by signing below, I am making an Irrevocable Standing Order to Sell Shares which will remain in effect until the vesting date. I also agree that this Irrevocable Standing Order to Sell Shares is in addition to and subject to the terms and conditions of any existing Account Agreement that I have with the Broker.

Signature

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